Exhibit 23.5

LETTER OF CONSENT

To:	United States Securities and Exchange Commission

Re:	Encana Corporation (“Encana”)

Registration Statement on Form F-3

We hereby consent to the use and reference to our name and reports and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of Encana’s petroleum and natural gas reserves and contingent resources, as of December 31, 2015, in the Registration Statement on Form F-3.

Yours truly,

McDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ P.A. Welch
P. A. Welch, P. Eng.
President & Managing Director

Calgary, Alberta

July 25, 2016

2200, Bow Valley Square 3, 255 - 5 Avenue SW, Calgary AB  T2P 3G6    Tel: (403) 262-5506    Fax: (403) 233-2744    www.mcdan.com